EXHIBIT 23.1


                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                               ----------------------

As independent public accountants, we hereby consent to the incorporation by reference of our report on Lamar Signal Processing Ltd. dated July 12, 1998, appearing in the Current Report on Form 8-K/A of Andrea Electronics Corporation (the "Company"), into the Company's previously filed Registration Statements on Form S-8 (file nos. 33-84092, 333-14385, 333-35687, 333-38609, 333-45421 and
333-52129).


                                            LUBOSHITZ, KASIERER & CO.
                                            Certified Public Accountants (Isr.)
                                            Member Firm of Arthur Andersen



Haifa, Israel
July 17, 1998